SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy  Statement  Pursuant  to Section  14(a) of the  Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement             [_]  Confidential, for use of the
[X]  Definitive proxy statement                   Commission only (as permitted
[_]  Definitive additional materials              by Rule 14a-6(c)(2))
[_]  Soliciting material pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 Presstek, Inc.
                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


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1)   Title of each class of securities to which transaction applies:


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2)   Aggregate number of securities to which transaction applies:


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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11:1

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4)   Proposed maximum aggregate value of transaction:


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5)   Total fee paid:

     [_] Fee paid previously with preliminary materials:


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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                 PRESSTEK, INC.
                               9 Commercial Street
                           Hudson, New Hampshire 03051


                                                                  April 28, 2000


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Monday, June 19, 2000 at 1:30 P.M. at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire 03063.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                        Cordially,


                                                        Richard A. Williams
                                                        Chairman of the Board

                                 PRESSTEK, INC.
                               9 Commercial Street
                           Hudson, New Hampshire 03051

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2000
                              --------------------

To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company") will be held on Monday, June 19, 2000, at 1:30 P.M. at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire 03063, for the following purposes:

     1. To elect ten (10) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 26, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

                                                     By Order of the Board of
                                                     Directors,

                                                     Robert E. Verrando
                                                     Secretary

April 28, 2000
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IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 PRESSTEK, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2000


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PRESSTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 19, 2000 (the "Annual Meeting"), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 8, 2000.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                             9 Commercial Street
                             Hudson, New Hampshire 03051
                             Telephone No.: (603) 595-7000


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 26, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 32,592,913 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum is present if, as of the Record Date, the holders of at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum is present. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted in favor of the ten (10) nominees for director contained herein. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, ten (10) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in the year 2001. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

         Name                       Age                   Position
         ----                       ---                   --------

Richard A. Williams                 65              Chairman of the Board,
                                                    Chief Scientific Officer
                                                    and Director

Robert W. Hallman                   60              Chief Executive Officer,
                                                    President and Director

Robert E. Verrando                  66              Secretary and Director

Robert Howard                       76              Director

Dr. Lawrence Howard                 47              Director

John W. Dreyer                      62              Director

Daniel S. Ebenstein                 57              Director

John B. Evans                       62              Director

Edward J. Marino                    49              Director

Harold N. Sparks                    78              Director

     Richard A. Williams, has been Chairman of the Board since September 1998 and Chief Scientific Officer of the Company since March 1999. From February 1996 to September 1998, he served as Chief Executive Officer and Vice Chairman of the Board of the Company. He also served as Secretary of the Company from June 1988 until September 1998 and has been a director of the Company since November 1987. From June 1988 to February 1996 Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988 Mr. Williams served as Vice President of the Company, and served as its Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics Data Computer Corporation, a manufacturer of printers ("Centronics"), where he was responsible for line matrix and laser printer development and introduction.

     Robert W. Hallman has been Chief Executive Officer and a director of the Company since September 1998 and President of the Company since January 1999. From January 1998 to September 1998, Mr. Hallman was a Senior Vice President of Kodak Polychrome Graphics, Ltd. From September 1996 to January 1998 he served as Chief Executive Officer and President of Polychrome Corporation ("Polychrome"), a Company engaged in the development, manufacture and sale of products for the printing and publishing industry. He was Senior Vice President of Polychrome from 1989 to September 1996 and was Polychrome's Director of Research from 1987 to 1989. From 1979 to 1987 he was Chief Executive Officer and President of Sage Technology, a company that engaged in the manufacture of imaging and printing products. From 1972 to 1979 he served as Vice President-Technology of Napp Systems, Inc., a company engaged in newspaper plate manufacturing.

     Robert E. Verrando has been a director of the Company since November 1994 and served as President and Chief Operating Officer of the Company from February 1996 to January 1999. He has been Secretary of the Company since September 1998. From January 1999 to the present Mr. Verrando has been acting as a consultant to the Company. From October 1994 to February 1996 he served as an Executive Vice President of the Company. From July 1993 to October 1994, Mr. Verrando was employed as a consultant to the graphic arts industry. From October 1986 through July

1993, he was employed in a variety of executive positions with Compugraphic Corporation and Agfa Compugraphic/Agfa Division, Miles, Inc., most recently as Vice President and General Manager, Business Imaging Systems Group. From April 1981 to September 1986 he was employed as Vice President - Business Development of A.B. Dick Company. In December 1997, in connection with an investigation by the Securities and Exchange Commission (the "Commission") concerning trading in the securities of the Company (the "SEC Investigation"), Mr. Verrando, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $200,000 and to the entry of a final judgment enjoining him from future violations of Sections 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Securities Exchange Act of 1934 (the "Exchange Act").

     Robert Howard, a founder of the Company, has been a director of the Company since September 1987 and was Chairman of the Board from June 1988 to September 1998. He served as President and Treasurer of the Company from October 1987 to June 1988. Mr. Howard, the founder of Howtek, Inc. ("Howtek"), a publicly-held company engaged in the manufacture and marketing of digitizing systems, or "scanners", has served as Chairman of the Board of Howtek since August 1984. Mr. Howard served as the President of Howtek from August 1984 through November 1987 and as its Chief Executive Officer from August 1984 to December 1993. Mr. Howard, the inventor of the first impact dot matrix printer, was the founder of Centronics. Mr. Howard served as President and Chairman of the Board of Directors of Centronics from 1969 to April 1980, resigning from the Board of Directors of Centronics in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. In February 1994, Mr. Howard entered into a settlement agreement in the form of a consent decree with the Commission in connection with the Commission's investigation covering trading in the common stock of Howtek by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Exchange Act. In addition, in December 1997, in connection with the SEC Investigation, Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $2,700,000 and to the entry of a final judgment enjoining him from future violations of Sections 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Exchange Act.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993; served as President from June 1988 to November 1992; and was Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Ventures, L.P. (formerly known as Hudson Partners, L.P.), a limited partnership that is the general partner of Hudson Venture Partners, L.P., a limited partnership that is qualified as a small business investment company ("SBIC"). From March 1997 to the present, Dr. Howard has been a managing member of Hudson Management Associates LLC, a limited liability company that provides management services to the SBIC. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm. From July 1994 to July 1995 Dr. Howard was Senior Managing Director of Whale Securities Co. L.P., an NASD registered broker-dealer. Dr. Howard is the son of Robert Howard.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer has been employed by Pitman Company ("Pitman"), the largest graphic arts and image supplier in the United States, since 1965. He has served as Pitman's President since 1977 and has also served as its Chief Executive Officer since 1978.

     Daniel S. Ebenstein has been a director of the Company since November 1999. Since 1968 Mr. Ebenstein has been practicing law at the New York law firm of Amster, Rothstein & Ebenstein and has been a partner of that firm since 1972.

     John B. Evans has been a director of the Company since October 1997. From August 1995 to the present, Mr. Evans has been President and Chief Executive Officer of R.E.M. Productions, Inc., a media consulting firm. From March 1992 to August 1995, Mr. Evans served as President and Chief Executive Officer of News Electronic Data, Inc., a subsidiary of News Corporation.

     Edward J. Marino has been a director of the Company since November 1999. From January 2000 to the present Mr. Marino has been employed as President and Chief Executive Officer of Lightning Print, Inc. From January 1997 to October 1999, he served as President of Danka Services International, an international provider of document management outsourcing services. From April 30, 1990 to January 1997, he served as Vice President of U.S. sales and operations for the Professional Imaging division of Eastern Kodak Company.

     Harold N. Sparks has been a director of the Company since February 1989. From 1971 to September 1995, Mr. Sparks was the President and Chief Executive Officer of Fashion Neckwear Co., Inc., a manufacturer of men's neckties. Mr. Sparks has acted as a consultant to Fashion Neckwear Co., Inc. since September 1995.

     Directors are elected annually by the stockholders. During the fiscal year ended January 1, 2000, the Board of Directors held five meetings which were attended by all of the directors eligible to attend except for Mr.Sparks who was unable to attend one of the meetings. In addition, the Board took other action by unanimous written consents in lieu of a meeting. During the fiscal year ended January 1, 2000, the Company did not have a standing nominating committee of the Board of Directors or a committee performing similar functions. The Company has a compensation committee of the Board which is currently comprised of Messrs. Dreyer and Evans. The compensation committee held no meetings but did take certain action by written consent during the fiscal year ended January 1, 2000. The Company has an audit committee which supervises the audit and financial procedures of the Company. The audit committee is currently comprised of Messrs. Marino and Evans and Dr. Howard. The audit committee held one meeting during the fiscal year ended January 1, 2000.

                               EXECUTIVE OFFICERS

     In addition to Richard A. Williams and Robert W. Hallman, the Company's executive officers include Neil M. Rossen. Officers are elected by the Board of Directors and serve at the discretion of the Board.

     Neil M. Rossen, 53, has served as Vice President and Chief Financial Officer of the Company since June 1998. From November

1996 to June 1998 Mr. Rossen served as Vice President and Chief Financial Officer of Labtec Inc. (formerly Spacetec IMC Corporation), a developer of three dimensional interactive input controllers and related software. Between 1993 and 1996 he was an investor and an officer of Intelliphone Inc., a privately held interconnect company. Between 1990 and 1992 he served as Vice President of Sales and Marketing of PAGG Corporation, a contract manufacturer. Between 1982 and 1988 he served in a variety of senior financial positions at Data General Corp. in both Europe and the United States. Between 1978 and 1982 he was employed in a variety of senior financial and operational positions with Northern Telecom Inc.

Legal Proceedings

     As previously disclosed, seven federal class action lawsuits were filed against the Company and others, all of which have been consolidated before the United States District Court, District of New Hampshire, under the common caption Bill Berke, et al. v. Presstek, Inc., et al. The plaintiffs have jointly filed and served a Second Consolidated Amended Class Action Complaint naming the Company, certain of its present or former officers and directors (the "Berke Officer and Director Defendants"), and other parties as defendants. The plaintiffs allege, among other things, that the Company and/or the Berke Officer and Director Defendants violated Section 10(b) ("Sect. 10(b)") of the Exchange Act and Rule 10b-5 ("Rule 10b-5") promulgated thereunder, and violated New Hampshire Law; and that the Berke Officer and Director Defendants violated
Section 20(a) ("Sect. 20(a)") and Section 20A of the Exchange Act. The Complaint alleges, among other things, that the Company and/or the Berke Officer and Director Defendants issued false and misleading reports, failed to disclose material facts including a misstatement of earnings in the Company's financial statements for the first quarter ending March 30, 1996, misstated or failed to fully disclose the Company's supply contracts with, payments received from, sales made by, backlog or orders received from, and delays in production by the Company's principal customer, and alleged circulation of, and failed to correct certain research reports concerning the Company that contained alleged misrepresentations regarding allegedly inflated financial projections and the alleged failure to properly disclose the scope of the SEC Investigation. Certain of the Berke Officer and Director Defendants are alleged to have sold the Company's

Common Stock at artificially inflated prices while in possession of material non-public information concerning the Company. The plaintiffs seek unspecified compensatory and punitive damages, attorney and expert fees and other costs and expenses incurred by the plaintiffs in connection with the action.

     On March 30, 1999, the United States District Court for the District of New Hampshire issued orders dismissing several of the claims brought against the Company and others in the Berke lawsuit.

     As previously disclosed, on July 16, 1996, Richard Strauss commenced a derivative suit on behalf of the Company in the Court of Chancery of the State of Delaware, New Castle County, against certain officers and directors of the Company (the "Strauss Officer and Director Defendants"). The plaintiff alleges that the Strauss Officer and Director Defendants breached their fiduciary duties to the Company and its public stockholders and wasted corporate assets, by making allegedly false and misleading statements of fact or concealing material facts concerning the viability of the Company's "key" patent and its proprietary interest in its PEARL(R) technology, causing the Company to fail to properly disclose the scope of the SEC Investigation, and causing the Company to misstate its financial results for the first quarter of 1996. The plaintiff also alleges that certain of the Strauss Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff alleges that the actions of the Strauss Officer and Director Defendants resulted in breaches of Sect. 10(b) and Rule 10b-5 which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend. The plaintiff seeks to recover, on behalf of the Company, unspecified damages allegedly sustained by the Company as a result of the defendants' alleged breaches of fiduciary duty, disgorgement of any profits derived from their sale of the Company's Common Stock, as well as other relief. This action had been stayed pending the outcome of the Berke action.

     As previously disclosed, on March 14, 1997, James P. Cassidy commenced a derivative suit on behalf of the Company in the United States District Court for the District of New Hampshire against, among others, certain of the Company's officers and directors (the "Cassidy Officer and Director Defendants"). The plaintiff alleges that the Cassidy Officer and Director Defendants breached their fiduciary duty to the Company and its public stockholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the scope and viability of the Company's "key" patents and its proprietary interest in its PEARL(R) technology, and causing the Company to issue false and misleading reports or failure to disclose material facts including a misstatement of earnings in the Company's financial statements for the year ending December 30, 1995, and for the first quarter ending March 30, 1996. The plaintiff also alleges that certain of the Cassidy Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff also alleges that the actions of the Cassidy Officer and Director Defendants resulted in breaches of Sect. 10(b) and Rule 10b-5 which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend, and also constituted gross negligence and breaches of their contractual obligations to the Company. The plaintiff seeks to recover on behalf of the Company unspecified damages allegedly sustained by the Company as a result of the defendants' actions as alleged, disgorgement of any profits from the sale of the Company's Common Stock, as well as other relief against the defendants. By agreement of the parties, this action has been stayed pending the outcome of certain motions made by the parties in the Berke action.

     As previously disclosed, on June 16, 1997, Seena Stevens Silverman commenced a purported class action in the United States District Court for the District of New Hampshire against the Company and certain of its present and/or former officers and directors (the "Stevens Officer and Director Defendants"), and other parties. The plaintiff purports to bring this action on behalf of a class of persons who sold put options in the Common Stock of the Company between November 7, 1995 and June 20, 1996. The complaint alleges, among other things, that the Company and/or the Stevens Officer and Director Defendants violated Sect. 10(b) and Rule 10b-5, and violated New Hampshire Law; and that the Stevens Officer and Director Defendants violated Sect. 20(a). The plaintiff alleges that the defendants defrauded the putative class members by manipulating the price and supply of the Company's Common Stock, issuing false and misleading statements regarding the nature of the Company's proprietary PEARL(R) technology, failing to disclose the true depth and target of the SEC Investigation, and making misleading statements regarding the Company's claims to its PEARL(R) technology and its contract with the Company's principal customer. The plaintiff also alleges that certain of the Stevens Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff seeks to recover unspecified compensatory and punitive damages on behalf of the putative class, as well as other relief.

     The Company has recently entered into an agreement with the plaintiffs to settle the class action lawsuit, and has executed a memorandum of understanding with respect to settlement of the derivative law suits. Under the terms of the class action settlement, $22.0 million, in the form of shares of the Company's Common Stock, will be paid to the class, with the number of shares to be issued determined by a formula valuing the stock at different time periods. The Company has reserved the right to pay the settlement in cash at the time the settlement becomes effective. In the memorandum of understanding in the derivative litigation, the Company has agreed to certain therapeutic improvements to its internal policies, some of which have already been instituted, including Company policies on insider trading, the functioning and membership of its audit committee, and policies pertaining to corporate communications. The settlement of both the class action and derivative actions require final approval of the United States District Court.

     In August 1999 Creo Products, Inc., ("Creo"), filed an action in the United States District Court for the District of Delaware against the Company asserting that Creo has a "reasonable apprehension that it will be sued by Presstek for infringement" of two of the Company's patents and seeking a declaration that Creo's products "do not and will not infringe any valid and enforceable claims" of the patents in question. In September 1999, the Company filed a counterclaim against Creo for patent infringement. The Company claims that Creo has infringed two direct imaging patents owned by the Company which were recently the subject of re-examination by the U.S. Patent and Trademark Office.

     Presstek intends to vigorously enforce its patent rights.

     In February, 2000 a complaint was filed by PPG, Inc. against the Company's subsidiary, Delta V Technologies, Inc. ("Delta V"), in the United States District Court for the Western District of Pennsylvania alleging that Delta V sold to the plaintiff that certain vacuum coating equipment that did not meet certain product specifications. In its amended complaint, which now includes the Company as a defendant, the plaintiff is seeking damages of approximately $7.4 million. The Company intends to vigorously defend this action.

EXECUTIVE COMPENSATION

     The following table discloses the compensation for the persons who served as the Company's principal executive officers during the fiscal year ended January 1, 2000 and for the only other executive officers of the Company whose salaries exceeded $100,000 for the Company's fiscal year ended January 1, 2000 (the "Named Executives"). The number of securities underlying options has been adjusted to give retroactive effect to a two-for-one Common Stock split effected in the form of 100% stock dividend in July 1997.

                                                  Summary Compensation Table
                                                  --------------------------
                                                                                                     Long-Term
                                                             Annual                                 Compensation
                                                          Compensation                                 Awards
                                                          ------------                                 ------
                                                                                    Other
                                                                                    Annual           Securities
Name and Principal                              Fiscal       Salary                 Compen-          Underlying
    Position                                     Year          ($)                  sation           Options (#)
    --------                                    ------       ------                --------          ----------
Richard A. Williams                              1999+       214,044                                    95,000(5)
Chief Scientific Officer (1)                     1998*       189,347                                    40,000**
                                                 1997        182,000
Robert W. Hallman
Chief Executive Officer and President (2)        1999+       275,009                61,014(3)          150,000(5)
                                                 1998*        73,862               119,522(3)          150,000
Robert E. Verrando                               1999+       215,006                                   230,000(5)
Secretary (4)                                    1998*       245,498                                    40,000**
                                                 1997        200,000

Neil Rossen(6)                                   1999+       147,540                                   103,000(5)
Vice President and Chief Financial Officer       1998*        72,366                                    88,000

----------

+ Represents the fiscal year ended January 1, 2000

* Represents the fiscal year ended January 2, 1999.

** Represents options granted in prior fiscal years whose exercise prices were reduced during the fiscal year ended January 2, 1999.

++ Except with respect to Mr. Hallman's relocation expense, no Named Executive received perquisites or other annual compensation exceeding 10% of his annual salary.

(1) Mr. Williams served as the Company's Chief Executive Officer from February 1996 to September 1998.

(2) Mr. Hallman became Chief Executive Officer of the Company in September 1998. He also assumed the position of President of the Company in January 1999.

(3) Represents payment of Mr. Hallman's relocation expenses.

(4) Mr. Verrando served as President and Chief Operating Officer of the Company until his retirement from such positions on January 4, 1999. Mr. Verrando continues to provide consulting services to the Company.

(5) Represents options previously granted with termination dates of five and six years, regranted for the purpose of extending termination dates to ten years, with the exception of 10,000 and 15,000 shares granted to Messrs. Verrando and Rossen in fiscal 1999.

(6) Mr. Rossen's employment with the Company commenced in June 1998.

     The following table provides information with respect to individual stock options granted during the fiscal year ended January 1, 2000 to the Named
Executives:


                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                Individual Grants
                                -----------------


                                                                                                 Potential Realizable
                                                 % of                                              Value at Assumed
                                                Total                                               Annual Rates of
                                               Options                                               Stock Price
                           Shares              Granted to                                          Appreciation for
                         Underlying            Employees     Exercise                               Option Term (1)
                           Options            in Fiscal       Price        Expiration
         Name            Granted (#)           Year (2)       ($/sh)          Date              5%($)            10%($)
------------------------------------------------------------------------------------------------------------------------

Richard A. Williams         30,000(3)            0.02        $  7.775       08/08/04        $   58,734        $  128,649
                            25,000(3)            0.02        $  7.775       08/08/04        $   48,945        $  107,208
                            40,000(3)            0.03        $  13.75       04/06/08        $  273,176        $  659,664

Robert W. Hallman           45,000(3)            0.04        $   8.75       09/21/08        $  208,958        $  511,101
                           105,000(3)            0.08        $   8.75       09/21/08        $  487,568        $1,192,569

Robert E. Verrando         140,000(3)            0.11        $   9.75       10/28/04        $  362,124        $  797,216
                            40,000(3)            0.03        $   9.75       10/28/04        $  103,464        $  227,776
                            40,000(3)            0.03        $  13.75       04/06/08        $  273,176        $  659,664
                            10,000(4)            0.01        $   7.50       11/11/09        $   46,354        $  117,060

Neil Rossen                 28,000(3)            0.02        $ 14.063       06/22/08        $  201,712        $  490,076
                            60,000(3)            0.05        $ 14.063       06/22/08        $  432,240        $1,050,162
                            15,000(5)            0.01        $  6.875       06/14/09        $   60,450        $  154,563

------------------------------------------------------------------------------------------------------------------------

----------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Company's Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in the fiscal year ending January 1, 2000 under all of the Company's stock option plans.

(3) Represents options previously granted with termination dates of five and six years whose expiration dates were extended to ten years from the original grant dates.

(4) These options become 100% exercisable one year from date of grant and expire ten years from date of grant.

(5) These options become exercisable in four equal annual installments commencing one year from date of grant and expire ten years from the date of grant.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of January 1, 2000, and the options exercised by the Named Executives during the fiscal year ended January 1, 2000. The number of shares acquired on exercise and the number of securities underlying options has been adjusted to give retroactive effect to the five-for-four split of the Company's Common Stock effected in the form of a 25% stock dividend in September 1994 and two-for-one Common Stock splits effected in the form of 100% stock dividends in May 1995 and July 1997, respectively.

        Aggregated Option Exercises for Fiscal Year-Ended January 1, 2000
                        and Fiscal Year-End Option Values

------------------------------------------------------------------------------------------------------------------------------------
                                                        Number of Securities Underlying                Value of Unexercised
                                                              Unexercised Options                      In-the-Money Options
                                                              at January 1, 2000                        at January 1, 2000*
------------------------------------------------------------------------------------------------------------------------------------


                          Shares Acquired      Value
      Name                  on Exercise      Realized+      Exercisable      Unexercisable       Exercisable        Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Williams             ---            $ ---           95,000                 0            $340,500                 $0
Robert W. Hallman               ---            $ ---           37,500           112,500            $192,187           $576,563
Robert E. Verrando              ---            $ ---          220,000            10,000            $747,500            $63,750
Neil Rossen                     ---            $ ---            7,000            96,000                  $0            $89,772
------------------------------------------------------------------------------------------------------------------------------------

----------

     + Value realized represents the positive spread between the exercise price of such options and the market value of the Company's Common Stock on date of exercise.

     * Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock which was $13.875 on

December 31, 1999, the last trading day prior to the end of the Company's last fiscal year.

Compensation of Directors

     Directors received no cash compensation for serving on the Board during the year ended January 1, 2000. However, during such year the Company paid Mr. Robert Howard, a director of the Company, $133,000 for consulting services rendered to the Company and had an additional $12,000 of accrued payments due to Mr. Howard at January 1, 2000.

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Robert Howard or Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common Stock at fair market value upon first becoming a director and, thereafter, an annual grant, on the first business day of January of each year, of 2,500 options at fair market value.

     Under each of the Company's 1991 Stock Option Plan ("1991 Plan"), 1994 Stock Option Plan ("1994 Plan"), and 1997 Interim Stock Option Plan ("1997 Plan"), directors who are not employees of the Company (other than directors who are members of the Stock Option Committee of the particular plan) are eligible to be granted nonqualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options or nonqualified options under such plans to the extent permitted by such plan. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year is limited by the Internal Revenue Code of 1986, as amended. Directors are also eligible to receive options or stock-based awards under the Company's 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (i) stock options, (ii) restricted stock, (iii) deferred stock and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 1998 Plan.

Employment Arrangements

     The Company has entered into employment agreements with Messrs. Williams and Hallman. Mr. Williams currently serves as the Company's Chief Scientific Officer for a term expiring on December 31, 2000, subject to automatic annual renewal unless terminated. His current annual salary is $215,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Mr. Hallman currently serves as the Company's Chief Executive Officer and President for a term expiring on September 30, 2000 subject to automatic annual renewal unless terminated. Mr. Hallman's current annual salary is $275,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors. Each of Mr. Williams and Mr. Hallman is, in addition to salary, entitled to certain fringe benefits.

     Mr. Williams' and Mr. Hallman's employment agreements also provide that if their employment is terminated under certain circumstances, including termination of their employment for reasons other than "cause", termination as a result of the failure of the Company to agree to the automatic renewal provisions of the agreement or termination upon a change in control of the Company, (as defined in their agreements), they will be entitled to receive severance pay equal to: (i) their current salary for the remaining term of the agreement and three (3) times their then current salary if the termination occurs other than as a result of a change in control within three years of the date of the agreement, (ii) their current salary for the remaining term of the agreement and one (1) times their then current salary if the termination occurs other than as a result of a change in control more than three years after the date of the agreement or (iii) in the event of a change in control, three (3) times their average annual compensation which was payable by the Company and includable in their "gross income" (as defined in their employment agreements) for federal income tax purposes with respect to the five
(5) most recent taxable years of the Company ending prior to the change in control.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company has established a Compensation Committee of its Board of Directors comprised of Messrs. Dreyer and Evans. Decisions as to compensation for the fiscal year ended January 1, 2000 were made by the Company's Board of Directors except for the compensation for the Company's Chief Financial Officer which was established by the Compensation Committee. Messrs. Williams, Hallman, and Verrando in their capacity as a director, each participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended January 1, 2000. During the fiscal year ended January 1, 2000, none of the executive officers of the Company has served on the Board of Directors or the compensation committee of any other entity, any of whose officers has served on the Board of Directors of the Company.

Report on Executive Compensation

     As noted above, the Board has a Compensation Committee of the Board of Directors comprised of Messrs. Dryer and Evans. Compensation of the Company's Chief Financial Officer for the fiscal year ended January 1, 2000 was determined by the Compensation Committee. Compensation for the other executive officers of the Company for the fiscal year ended January 1, 2000 was determined by the Board of Directors, subject to the terms of the employment agreements discussed below. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Sparks and Evans, for each of the 1991, 1994, 1997 and 1998 Plans, which has made grants under, and has administered the 1991, 1994, 1997 and 1998 Plans.

     Total compensation for executive officers consists of a combination of salaries and stock option or other stock-based awards. The base salaries of Richard A. Williams, the Company's Chief Scientific Officer and Robert W. Hallman, the Company's Chief Executive Officer and President, is fixed annually pursuant to the terms of their respective employment agreements with the Company by the Board of Directors or the Compensation Committee. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the 1991 Plan, 1994 Plan and 1997 Plan and stock-based awards under the 1998 Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. During the fiscal year ended January 1, 2000 ten year options to purchase 10,000 and 15,000 shares of Common Stock at $7.50 and $6.875 were granted to Mr. Verrando and Mr. Rossen respectively.

     During the fiscal year ended January 1, 2000, the Company had a loss of approximately $39,616,000 on revenues of approximately $54,964,000, compared to a loss of approximately $2,681,000 on revenues of approximately $74,165,000 during the fiscal year ended January 2, 1999.


         Richard A. Williams
         Robert W. Hallman
         Robert E. Verrando
         Robert Howard
         Dr. Lawrence Howard
         John W. Dreyer
         Daniel S. Ebenstein
         John B. Evans
         Edward J. Marino
         Harold N. Sparks


Stock Performance Graph

     The following line graph compares, from December 31, 1994, through January 1, 2000, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group, based on an investment of $100 on December 31, 1994, in the Company's Common Stock and the NASDAQ Market Index, and the stock of the Peer Group assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for he Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group consists of Baldwin Technology Inc. (Class A), Electronics for Imaging, Imation Corporation, Indigo N.V., International Paper, Co., PrimeSource Corporation, Scitex Corporation Ltd. and Xeikon N.V.

(ADR's).

===============================================================================================================
                         12/30/94    12/30/95         12/28/96         1/03/98         1/02/99          1/01/00
---------------------------------------------------------------------------------------------------------------
Presstek Inc.             $100.00     $374.26          $291.09         $198.02          $53.96          $109.90
---------------------------------------------------------------------------------------------------------------
Peer Group                $100.00     $104.72          $116.19         $116.10          $126.74         $166.65
---------------------------------------------------------------------------------------------------------------
NASDAQ                    $100.00     $129.71          $161.18         $197.16          $278.08         $490.46
Market
Index
===============================================================================================================


                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all current executive officers and directors as a group:

                                  Amount and Nature                Percentage
    Name of                         of Beneficial                of Outstanding
Beneficial Owner                    Ownership (2)                 Shares Owned
----------------                    -------------                 ------------

Robert Howard                      2,316,748(1)(3)                     7.1
Dr. Lawrence Howard                2,446,728(1)(4)                     7.5
Richard A. Williams                     606,800(5)                     1.9
Robert W. Hallman                        45,500(6)                     (7)
Neil Rossen                              32,750(8)                     (7)
Robert E. Verrando                      228,000(9)                     (7)
Harold N. Sparks                        95,600(10)                     (7)
John W. Dreyer                          65,000(11)                     (7)
John B. Evans                           16,000(12)                     (7)
Daniel S. Ebenstein                         --                         --
Edward J. Marino                            --                         --

All executive officers
and directors as a
group (eleven persons)               5,853,126(13)                    18.0

----------

(1) The address of Dr. Lawrence Howard is 120 East End Avenue, New York, New York 10028. The address of Robert Howard is 303 East 57th Street, New York, New York 10022.

(2) The Company believes that except as set forth herein, all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes options to purchase 120,000 shares of Common Stock held by Mr. Howard which are currently exercisable. Also includes 21,300 shares owned by Mr. Howard's wife.

(4) Also includes 35,000 shares owned by Dr. Howard's wife, 75,384 shares owned by Dr. Howard's wife as custodian for Dr. Howard's children and 45,000 shares owned by Dr. Howard as custodian for his children.

(5) Includes options to purchase 95,000 shares of Common Stock held by Mr. Williams which are currently exercisable. Also includes 103,500 shares held of record by Mr. Williams' wife. Does not include shares owned by Mr. Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

(6) Includes options to purchase 37,500 shares of Common Stock held by Mr. Hallman which are currently exercisable. Also includes 4,000 shares held of record by Mr. Hallman's wife and 4,000 shares owned by Mr. Hallman.

(7)  Less than 1%.

(8) Includes options to purchase 32,750 shares of Common Stock held by Mr. Rossen which are currently exercisable.

(9) Includes options to purchase 220,000 shares of Common Stock held by Mr. Verrando which are currently exercisable. Also includes 4,000 shares held of record by Mr. Verrando's wife and 4,000 shares owned by Mr. Verrando.

(10) Includes options to purchase 32,500 shares of Common Stock held by Mr. Sparks which are currently exercisable.

(11) Includes options to purchase 55,000 shares of Common Stock held by Mr. Dreyer which are currently exercisable. Also includes 10,000 shares owned by Mr. Dreyer.

(12) Includes options to purchase 10,000 shares of Common Stock held by Mr. Evans which are currently exercisable. Also, includes 1,000 shares held of record by Mr. Evan's wife and 5,000 shares owned by Mr. Evans.

(13) Includes options to purchase 120,000, 37,500, 95,000, 32,750 220,000,
     32,500, 55,000 and 10,000, shares held by Robert Howard, Robert Hallman, Richard A. Williams, Neil Rossen, Robert E. Verrando, Harold Sparks, John
     W. Dreyer, and John B. Evans respectively, which are currently exercisable. Does not include options to purchase 112,500, 10,000, 70,250, 12,500, 12,500, 12,500, 7,500 and 7,500 shares of Common Stock held by Robert W. Hallman, Robert E. Verrando, Neil Rossen, Harold Sparks, John W. Dreyer, John B. Evans, Daniel S. Ebenstein and Edward J. Marino, respectively, none of which are exercisable within 60 days from the Record Date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid Mr. Robert Howard, a director of the Company, $133,000 for consulting services provided to the Company during the fiscal year ended January 1, 2000 and owed Mr. Howard an additional $12,000 at January 1, 2000 for consulting services.

     During the fiscal year ended January 1, 2000, the Company recorded sales of equipment and consumables to Pitman of $15,500,000, and had accounts receivable from Pitman of $2,400,000 at January 1, 2000. John W. Dreyer, who has been a director of the Company since February 1996, is Pitman's President and Chief Executive Officer.

     During the fiscal year ended January 2, 1999, the Company made a loan to Robert E. Verrando, a director, Secretary and consultant and former President and Chief Operating Officer of the Company, in the amount of $200,000. The loan bears interest at 8% per annum, with principal and accrued interest payable on demand. At January 1, 2000, approximately $162,000 of principal and $23,000 of interest was outstanding under the loan.

During the fiscal year ended January 1, 2000 the Company made payments to the firm of Amster, Rothstein & Ebenstein for legal fees and expenses incurred while representing the Company on various intellectual property matters.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended January 1, 2000. As has been the practice in previous years, the auditors who will examine and report upon the financial statements of the Company for the fiscal year ending December 30, 2000 will be appointed prior to commencement of the audit. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

           STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 2001

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in the year 2001 must
(i) submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 29, 2000 and
(ii) must satisfy the conditions established by the Securities and Exchange Commission and the Company's By-laws for stockholder proposals in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

     After the December 29, 2000 deadline, a stockholder may present a proposal at the Company's 2001 Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than March 14, 2001. If timely submitted, the stockholder may present the proposal at the 2001 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JANUARY 1, 2000 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO:

                                 PRESSTEK, INC.
                               9 COMMERCIAL STREET
                           HUDSON, NEW HAMPSHIRE 03051
                             ATTENTION: JANE MILLER

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                                           By order of the Board
                                                           of Directors,

                                                           Robert E. Verrando
                                                           Secretary

April 28, 2000

                                 PRESSTEK, INC.
                               9 Commercial Street
                           Hudson, New Hampshire 03051

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RICHARD A. WILLIAMS and ROBERT W. HALLMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Presstek, Inc. on Monday, June 19, 2000, at the Crowne Plaza, 2 Somerset Parkway, Nashua, New Hampshire 03063 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below
     (except as marked to the contrary below).

     |_|  WITHHOLD AUTHORITY to vote for all nominees listed below.

   Richard A. Williams, Robert W. Hallman, Robert E. Verrando, Robert Howard,
    Dr. Lawrence Howard, John W. Dreyer, Daniel S. Ebenstein, John B. Evans,
                      Edward J. Marino and Harold N. Sparks


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


-------------------------------------------------------------------------------
                                    (continued and to be signed on reverse side)



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


DATED: __________________, 2000


                                                  Please sign exactly as name
                                                  appears hereon. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as
                                                  such. If a corporation, please
                                                  sign in full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.



                                                  -----------------------------
                                                  Signature


                                                  ------------------------------
                                                  Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.